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                                     BYLAWS

                                       OF

                              KALAMA CHEMICAL, INC.


                                    ARTICLE I

                                     Offices

            (1) Registered Office and Registered Agent: The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

            (2) Other Offices: The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                              Shareholders' Meeting

            (1) Meeting Place: All meetings of the shareholders shall be held at the registered office of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

            (2) Annual Meeting Time: Unless a different date and hour be fixed by the Board of Directors, the annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on the first Wednesday following Labor Day at the hour of 10:00 AM if not a legal holiday, and if a legal holiday, then on the day following, at the same hour.

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            (3) Annual Meeting - Order of Business: At the annual meeting of shareholders, the order of business shall be as follows:

                  (a)   Calling the meeting to order.
                  (b)   Proof of notice of meeting (or filing waiver).
                  (c)   Reading of minutes of last annual meeting.
                  (d)   Reports of officers.
                  (e)   Reports of committees.
                  (f)   Election of directors.
                  (g)   Miscellaneous business.

            (4) Special Meetings: Special meetings of the shareholders for any purpose may be called at any time by the President, Board of Directors, or the holders of not less than on-tenth of all shares entitled to vote at the meeting.


            (5) Notice:

                  (a Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days, and not more than fifty days, prior to the meeting to each shareholder of record entitled to vote at such meeting.

                  (b) At least ten days and not more than fifty days prior to the meeting, written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting.

            (6) Voting Record: At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.


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            (7) Quorum: Except as otherwise required by law:

                  (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation, entitled to vote at such meeting.

                  (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum as in this paragraph defined is present, shall be sufficient to transact business.

            (8) Closing of Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days nor be less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

            (9) Proxies: A shareholder may vote either in person or by proxy executed in writing by the shareholder, or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

            (10) Action by Shareholders without a Meeting: Any action required or which may be taken at a meeting of shareholders of the corporation, may be taken at a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

            (11) Waiver of Notice: A waiver of any notice required to be given any shareholder, signed by the person or persons entitled to such notice, whether before or after


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the time stated therein for the meeting, shall be equivalent to the giving of such notice.

            (12) Action of Shareholders by Communications Equipment:
Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III

                                      Stock

            (1) Certificates: Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

            (2) Transfers: Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

            (3) Registered Owner: Registered shareholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any-other person, whether or not it shall have express or other


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notice thereof, except as expressly provided below or by the laws of the State of Washington. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

                  (a) The classification of shareholder who may certify;

                  (b) The purpose or purposes for which the certification may be made;

                  (c) The form of certification and information to be contained therein;

                  (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

                  (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

            Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

            (4) Mutilated, Lost or Destroyed Certificates: In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as they might determine or establish such other procedures as they deem necessary.

            (5) Fractional Shares: Only whole shares of stock may be issued, and the corporation may not issue fractions of a share.

            (6) Shares of Another Corporation: Shares owned by the corporation in and her corporations, domestic or for-


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eign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the corporation.

                                   ARTICLE IV

                               Board of Directors

            (1) Number and Powers: The management of all the affairs, property and interest of the corporation shall be vested in a Board of Directors, consisting of six persons, who shall be elected for a term of one year, and shall hold office until their successors are elected and qualify. Directors need not be shareholders or residents of the State of Washington. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be executed or done by the shareholders.

            (2) Change of Number: The number of directors may at any time be increased or decreased by amendment of these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

            (3) Vacancies: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

            (4) Removal of Directors: At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.



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            (5) Regular Meetings: Regular meetings of the Board of Directors or any committee may be held without notice at the registered office of the corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

                  (6) Special Meetings:

                  (a) Special meetings of the Board of Directors may be called at any time by the President or by any two directors, to be held at the registered office of the corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by one day's service of the same by telegram by letter, or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

                  (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification in the manner and with the notice required for special meetings of the Board of Directors.

            (7) Quorum: A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

            (8) Waiver of Notice: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

            (9) Registering Dissent: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in


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the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            (10) Executive and Other Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; provided that, notwithstanding the above, no committee of the Board of Directors shall have the authority to: (1) Declare dividends or distributions except at a rate or in periodic amount determined by the Board of Directors, (2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors; (6) fix compensation of any director for serving on the Board of Directors or on any committee thereof; (7) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (8) reduce earned or capital surplus; or (9) appoint other committees of the Board of Directors or the members thereof. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors or any member thereof, of any responsibility imposed by law.

            (11) Remuneration: No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore of members of standing


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or special committees may be allowed like compensation for attending committee meetings.

            (12) Loans: No loans shall be made by the corporation to the directors, unless first approved by the holders of two-thirds of the voting shares. No loans shall be made by the corporation secured by its own shares.

            (13) Action by Directors Without a Meeting: Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

            (14) Action of Directors by Communications Equipment: Any action required or which may be taken at a meeting of directors, or of a committee thereof may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

                                    ARTICLE V

                                    Officers

            (1) Designations: The officers of the corporation shall be a President, one or more Vice-Presidents (one or more of whom may be Executive vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except the offices of President and Secretary.

            (2) The President: The President shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the corporation, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.


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            (3) Vice-Presidents: During the absence or disability of the
President, the Executive Vice-Presidents, if any, and the Vice-Presidents in the order designated by the Board of Directors shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

            (4) Secretary and Assistant Secretaries: The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

            (5) The Treasurer: The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the corporation. They shall perform such other duties incident to his office or that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

            (6) Delegation: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.


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            (7) Vacancies: Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

            (8) Other Officers: Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

            (9) Loans: No loans shall be made by the corporation to any officer, unless first approved by the holders of two-thirds of the voting shares.

            (10) Term - Removal: The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            (11) Bonds: The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                              Dividends and Finance

            (1) Dividends: Dividends may be declared by the Board of Directors and paid by the corporation out of the unreserved and unrestricted earned surplus of the corporation or out of the unreserved and unrestricted net earnings of the current fiscal year and the next preceding fiscal year, or in treasury shares of the corporation, subject to the conditions and limitations imposed by the State of Washington. The stock transfer books may be closed for the payment of dividends during such periods of not exceeding fifty days as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing


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the books of the corporation, may declare dividends payable only to the holders of record at the close of business, on any business day not more than fifty days prior to the date on which the dividend is paid.

            (2) Reserves: Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, any earned surplus of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

            (3) Depositories: The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.


                                   ARTICLE VII

                                     Notices

            Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid.

                                  ARTICLE VIII

                                      Seal

            The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.


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
                                   ARTICLE IX

                     Indemnification of Officers Directors,
                              Employees and Agents

                  (1) As used in this Article

                  (a) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or wait serving at the request of the corporation as a director officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

                  (b) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

                  (c) "expenses" includes attorneys' fees.

                  (d) "Official capacity' means: (i) When used with respect to a director, the office of director in the corporation, and (ii) when used with respect to a person other than a director as contemplated in subsection (10) of this Article, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                  (e) "Party" includes a person who was, is, or is threatened to be, made a named defendant or respondent in a proceeding.

                  (f) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative.

            (2) The corporation shall indemnify any person made a party to any proceeding (other than a proceeding referred to in subsection (3) of this Article) by reason of the fact that he is or was a director against judgments


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penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding if:

                  (a) He conducted himself in good faith, and: (i) In the case of conduct in his own official capacity with the corporation, he reasonably believed his conduct to be in the corporation's best interests, or (ii) in all other cases, he reasonably believed his conduct to be at least not opposed to the corporation's best interests; and

                  (b) In the case of any criminal proceeding, he had no

reasonable cause to believe his conduct was unlawful.

            The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself be determi-native that the person did not meet the requisite standard of conduct set forth in this subsection.

            (3) The corporation shall indemnify any person made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and:

                  (a) In the case of conduct in his official capacity with the corporation, he reasonably believed his conduct to be in its best interests; or

                  (b) in all other cases, he reasonably believed his conduct to be at least not opposed to its best interests; provided that no indemnification shall be made pursuant to this subsection in respect of any proceeding in which such person shall have been adjudged to be liable to the corporation.

            (4) A director shall not be indemnified under subsection (2) or (3) of this Article in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

            (5) Unless otherwise limited by the Articles of Incorporation, a director who has been wholly successful, on


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the merits or otherwise, in the defense of any proceeding referred to in subsection (2) or (3) of this Article shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

            (6) No indemnification under subsection (2) or (3) of this Article shall be made by the corporation unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in the applicable subsection. Such determination shall be made:

                  (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or

                  (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of the full Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or

                  (c) In a written opinion by legal counsel other than an attorney or a firm having associated with it an attorney, who has been retained by or who has performed services within the past three years for the corporation or any party to be indemnified, selected by the Board of Directors or a committee thereof by vote as set forth in (a) or (b) of this subsection, of if the requisite quorum of the full Board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full Board (in which selection directors who are parties may participate); or

                  (d) By the shareholders.

            Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by such legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in (c) of this subsection for the selection of such counsel. Shares held


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by directors who are parties in the proceeding shall not be voted on the subject matter under this subsection.

            (7) Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding:

                  (a) After a determination, made in the manner specified by subsection (6) of this Article, that the information then known to those making the determination (without undertaking further investigation for purposes thereof) does not establish that indemnification would not be permissible under subsection (2) or (3) of this Article; and

                  (b) Upon receipt by the corporation of:

                        (i) A written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized in this Article; and

                        (ii) A written undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct.

            The undertaking required by (b) (ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment. Payments under this subsection may be authorized in the manner specified in subsection
(6) of this Article.

            (8) No provision for the corporation to indemnify a director who is made a party to a proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement, or otherwise (except as contemplated by subsection (11) of this

Article), shall be valid unless consistent with this Article, or to the extent that indemnity hereunder is limited by the Articles of Incorporation, consistent therewith. Nothing contained in this Article shall limit the corporation's ability to reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding


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at a time when he has not been made a named defendant or respondent in the proceeding.

            (9) For purposes of this Article: the corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance by him of his duties to the corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

            (10) Unless otherwise limited by the Articles of Incorporation:

                  (a) An officer of the corporation shall be indemnified as and to the extent provided in subsection (5) of this Article for a director;

                  (b) The corporation shall provide indemnification, including advances of expenses, to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors pursuant to this Article except that subsection (12) of this Article shall not apply to any person other than a director; and

                  (c) The corporation, in addition, shall have the power to indemnify an officer who is not a director, as well as employees and agents of the corporation who are not directors, to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors or contract.

            (11) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

            (12) Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders' meeting or prior thereto in a written report containing a brief description of the proceedings involving the director being indemnified and the nature and extent of such indemnification.

                                    ARTICLE X

                                Books and Records

            The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE XI

                                   Amendments

            (1) By Shareholders: These Bylaws may be altered amended or replaced by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

            (2) By Directors: The Board of Directors shall have power to makes, alter, amend and repeal the Bylaws of this corporation. However any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders' meeting.

            (3) Emergency Bylaws: The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.

            Adopted by resolution of the corporation's Board of Directors on 9-3, 1980.


                                         -------------------------
                                         Secretary

                    MINUTES OF MEETING OF BOARD OF DIRECTORS

                                       of

                              KALAMA CHEMICAL, INC.

      A regular quarterly meeting of the Board was called to order by the President at 10:10 a.m., current local time, on February 10, 1981, at the office headquarters of the Corporation in Suite 1110, Bank of California Center, Seattle, Washington. All members of the Board were present except for James H. Lopeman. The Minutes of the quarterly meeting of November 11, 1980, were read and approved.

      Upon motions duly made, seconded and unanimously carried, the following Resolutions were adopted:

      1.    Purchase of Nonene
              RESOLVED that the Corporation enter into a contract for a term of
            12 calendar months for the purchase of nonene from Exxon Chemical Company, U.S.A., the contract being on file in the office of the corporate Secretary.

      2.    Purchase of Toluene
              RESOLVED that a contract with JAIA for the purchase of 5,000 tons of toluene be, and is hereby, approved, a copy of said contract being on file with the corporate Secretary.

      3.    Ratification of Guarantees
              RESOLVED that the Board does hereby ratify and approve the guarantees given by L.C. Macomber, on behalf of the Corporation, for the benefit of Kalama International, a partnership, to Colanese Chemical Corporation Inc. for the purchase of methanol and to Allied Chemical, Inc., for the purchase of acetone.

      4.    Resignation of James H. Lopeman
              RESOLVED that the resignation of James H. Lopemn as a director of the Corporation, which resignation is evidenced by his letter dated February 6, 1981, a copy of which is attached to these Minutes and by this reference made a part hereof, be, and is hereby, accepted effective February 6, 1981.

      5.    Amendment to Bylaws
              RESOLVED that paragraph (b) Section (10) of Article IX of the
            Bylaws of the Corporation be, and is hereby, amended to read as follows:

                        "(b) The corporation shall provide indemnification,
                  including advances of expenses, to an officer of the corporation, and upon authorization in the specific case by the Board of Directors to an employee or agent of the corporation, to the same extent that it may indemnify directors pursuant to this Article except that subsection (12) of this Article shall not apply to any person other than a director; and"

      6.    Lost Stock Certificates
              RESOLVED that the transfer agent of the Corporation shall be authorized and directed to issue a replacement certificate representing shares of common stock of the Corporation evidenced by any lost, stolen or destroyed certificate upon the satisfaction of both of the following:

                        (a) The transfer agent shall have received from the
                  holder or holders of the shares a duly signed and sworn Affidavit of Lost Certificate in the form submitted to this meeting, and

                        (b) The transfer agent shall have received a written
                  direction from the Secretary of the Corporation to issue the replacement certificate;

              RESOLVED FURTHER that any and all prior actions by the transfer agent in conformity with the foregoing be hereby ratified and confirmed in all respects; and

              RESOLVED FURTHER that said form of Affidavit of Lost Certificate be filed with the minutes of this meetings

      7.    Declaration of Cash Dividend
              RESOLVED that a cash dividend of Two and One-Half Cents ($.02 1/2)
            per share be paid by the Corporation on March 31, 1981, to all shareholders of record as of February 10, 1981 including those holding Voting Trust Certificates.

      8. RESOLVED that an account and borrowing relationship be established with Continental Illinois Bank for the Corporation;

              RESOLVED FURTHER that the necessary officers of the Corporation be, and are hereby authorized to execute such account and borrowing resolutions as may be submitted by said bank for the purpose of establishing a $2,000,000.00 working capital line and a $2,000,000.00 participation with two other banks in a $6,000,000.00 revolving credit.

      There being no further business, the meeting was thereupon duly adjourned at 11:35 a.m.


                                         /s/ L. C. Macomber
                                         --------------------------
                                             Secretary

ATTEST:


/s/ Ted W. Palmer
--------------------------
    President

                     MINUTES OF BOARD OF DIRECTORS' MEETING

                                       of

                              KALAMA CHEMICAL, INC.

      The annual meeting of the Board of Directors of the Corporation was called to order by Ted W. Palmer as Chairman, and L. C. Macomber acted as Secretary.

      The Chairman announced that at the just-concluded Shareholders' Meeting there had been a reference to the creation of new offices of the Corporation and that this would be the first order of business.

      The Secretary noted that all Directors were present.

      The President reported that in order to implement the personnel changes discussed at the Shareholders' Meeting, it would be necessary to amend the Bylaws, in particular, ARTICLE V thereof to establish the position of Chairman of the Board and Chief Executive Officer and the position of President and Chief Operating officer and to prescribe their duties. Thereupon the following amendments to the Bylaws of the Corporation were proposed:

                                    ARTICLE V

                                    officers

            (1) Designations: The officers of the corporation shall be a:

            Chairman of the Board and Chief Executive officer
            President and Chief operating officer

            Vice President - Administration
            Vice President - Marketing
            Vice President - Manufacturing and Maintenance
            Vice President - Engineering and
                             Technical Services
            Secretary
            Treasurer

      all of whom shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person, except the offices of Chairman of the Board and Chief Executive Officer and Secretary. In addition, there shall be such Assistant Secretaries and Assistant Treasurers as the Board may from time to time designate and appoint.

            (2) Chairman of the Board and Chief Executive Officer: The Chairman of the Board and Chief Executive officer shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the Corporation, and shall perform all such other duties as are incident to his office or are properly required of him by the Board.

            (3) President and Chief Operating Officer: During the absence or disability of the Chairman of the Board and Chief Executive officer, the President and Chief Operating Officer shall exercise all the functions of the Chairman of the Board and Chief Executive Officer. The President and Chief operating Officer shall have such powers and discharge such duties as may be assigned to him from time to time by the Board.

            (4) Vice-Presidents: During the absence or disability of the Chairman of the Board and Chief Executive officer and the President and Chief Operating Officer, the Vice-Presidents in the order designated by the Board, shall exercise all the functions of the Chairman of the Board and Chief Executive officer and the President and Chief operating officer. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board.

            (5) Secretary and Assistant Secretaries: The Secretary shall issue notices for all meetings except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the Chairman of the Board and Chief Executive Officer or the Board.

            (6) Treasurer and Assistant Treasurers: The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board taking proper vouchers for such disbursements, and shall render to the Board from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties incident to his office or that are properly required of him by the Board. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the Chairman of the Board and Chief Executive Officer or the Board.

            (7) Delegation: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

            (8) Vacancies: Vacancies in any office arising from any cause may be filled by the Board at any regular or special meeting of the Board.

            (9) Other Officers: The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

            (10) Loans: No loans shall be made by the corporation to any officer, unless first approved by the holders of two-thirds of the voting shares.

            (11) Term - Removal: The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            (12) Bonds: The Board may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board.

      Following discussion of these amendments, upon motion duly made, seconded and unanimously carried, it was:

            RESOLVED, that said amendments be, and are hereby, adopted and
      ARTICLE V of the Corporation's Bylaws is hereby amended accordingly.

      The Minutes of the meeting of May 12, 1981, of the Board of Directors were read and approved and a resolution of September 3, 1981, which had been passed at the Special meeting of the Board of Directors, in regard to the sale of Sound Refining, Inc., to Crysen Corporation, was read and upon motion duly made, seconded and carried, said resolution was approved and ratified.

      The Chairman then declared that the next order of business would be the election of officers to hold office until the next annual Directors' meeting and until new officers have been elected and assumed office.


      L. C. Macomber thereupon nominated the following persons for the respective offices set opposite their names:

      Chairman of the Board and
      Chief Executive officer                      Ted W. Palmer

      President and Chief
      Operating Officer                            Robert A. Kirchner

      Vice President - Administration              L. C. Macomber

      Vice President - Marketing                   James Harris

      Vice President - Manufacturing and
                       Maintenance                 Wayne H. Ostermiller

      Vice President - Engineering and
      Technical Services                           Jarl Opgrande

      Secretary                                    L. C. Macomber

      Treasurer                                    Paul H. Hitchcock

      The Chairman thereupon called for any further nominations for any of said offices and, there being none, nominations were declared closed. Upon motion duly made, seconded and unanimously carried, the Secretary was instructed to cast a unanimous ballot for each of the nominees for his respective office.

      The Chairman then declared these officers to be duly elected to their respective offices to hold office until the first Wednesday following Labor Day, 1982, and until their successors have been duly elected and qualified. Thereupon, each of the elected officers present assumed his respective office.

      Upon motion duly made, seconded and unanimous carried, Mike Liles, Jr., and W. R. Studley were each appointed as Assistant Secretaries, either being authorized to perform all duties of the Secretary in his absence.

      Upon motion duly made, seconded and unanimously carried, the following resolution was adopted:

            WHEREAS, the Salaried Employees of Sound Refining, Inc. participated in the Connecticut General Pension Plan sponsored by Kalama Chemical, Inc. prior to September 3, 1981, and

            WHEREAS, Sound Refining, Inc., a wholly owned Subsidiary of Kalama Chemical, Inc. was sold to Crysen Corporation, effective September 3, 1981, and

            WHEREAS, it is the desire of Kalama Chemical, Inc. that the aforesaid employees maintain all of the benefits accrued to them through participation in the, Connecticut General Pension Plan.

            NOW THEREFORE BE IT RESOLVED, that all Salaried Employees of Sound Refining, Ind., fully employed by Sound at the date of closing be and are hereby vested in all Company distributions at the date of closing, with all rights and privileges attached thereto.

      Upon motions duly made, seconded and unanimously carried, the following resolutions were adopted:

            RESOLVED, that the salary of Ted W. Palmer, Chairman of the Board and Chief Executive Officer of this Corporation, be, and it is hereby, increased ten percent (10%), with such increase to be retroactive to July 1, 1981. (Action on this Resolution was taken in the absence of the Chairman of the Board and Chief Executive officer and with the President and Chief Operating officer presiding.)

            RESOLVED, that Edward L. White and Thomas E. Copeland be, and they are hereby, designated as a Compensation Committee to report at the next meeting of the Board of Directors.

            RESOLVED, that a cash dividend of two and one-half cents (2-1/2(cent)) per share be paid by the Corporation on September 19, 1981, to all sharesholders of record as of September 9, 1981, including those holding Voting Trust Certificates.

            RESOLVED, that the compensation for Directors who are not employees of the Corporation shall be the sum of Six Thousand Dollars ($6,000.00) per year, plus Two Hundred Fifty Dollars ($250.00) per day while engaged in working on the affairs of the Corporation, except for the day of the annual meeting together with an additional one Thousand Dollars ($1,000.00) for each committee assignment and together with all necessary expenses incurred.

      A discussion was then had in regard to the negotiations concerning the Columbia Bark Project located at Nanaimo, British Columbia. While the Board expressed a continuing interest in the project, it felt that it had inadequate information in regard to this proposal to take any action at this time.

      L. C. Macomber requested that the Board approve a board resolution regarding an account at Rainier National Bank Longview Branch, and upon motion duly made, seconded and unanimously carried, said resolution, a copy of which is attached to these Minutest was adopted.


      Upon motion duly made, seconded and carried, the next Board Meeting was set for Thursday, November 5, 1991, in Seattle, Washington.

      There being no further business to come before the meeting, the same was thereupon adjourned at 5:50 p.m.


                                    /s/ L. C. Macomber
                                    ---------------------------
                                        Secretary

ATTEST:


/s/ Ted W. Palmer
---------------------------
Chairman of the Board

                    MINUTES OF MEETING OF BOARD OF DIRECTORS

                                       OF

                              KALAMA CHEMICAL, INC.

      A regular quarterly meeting of the Board was called to order by the Chairman of the Board at 10:00 a.m., current local time, on May 12, 1983, at the corporate offices, Bank of California Center, Seattle, Washington. All members of the Board were present. Also present was F. J. Gardner, President of Lawrason's Chemicals, Limited. The Minutes of the regular quarterly meeting of February 10, 1983 and the Minutes of the Special Meeting of the Board on April 15, 1983, were, upon motion duly made, seconded and carried, approved as published.

      Upon motions duly made, seconded and unanimously carried, the following Resolutions were adopted:

      1. Amendment to Section 1 of ARTICLE IV of the Bylaws

      Pursuant to Section (2) of ARTICLE IV of the Bylaws, it was,

            RESOLVED, that Section (1) of said Article be, and is hereby, amended to read as follows:

      1. Number and Powers: The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors, consisting of seven persons, who shall be elected for a term of one year, and shall hold office until their successors are elected and qualified. Directors need not be shareholders or residents of the State of Washington. In addition to the powers and authorities by these Bylaws and the

      Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by the Bylaws directed or required to be exercised or done by the shareholders.

      2. Election of Additional Directors

      By virtue of the foregoing amendment to the Bylaws, it was

            RESOLVED that an additional Director be forthwith elected to the Board. The Chairman declares nominations open for such Director. Thereupon Raymond H. Marks, Senior Vice President of Tenneco, Inc., was duly nominated. There being no further nominations, upon motion duly made, seconded and unanimously carried, the Secretary was instructed to cast a unanimous ballot for Mr. Marks. He thereupon took the necessary oath of office and assumed his position as one of the Directors of the Corporation to hold office until the next election of Directors by the shareholders.

      3. Adoption of Bank Resolutions

            RESOLVED that the RainierBank resolution for origination of electronic transfer of funds and the resolution of the Mellon Bank, N.A., a true and correct copy of each of said resolutions being attached to these minutes and by this reference made a part hereof.

      4. Capital Expenditure - Fossil Fuel Heaters

            RESOLVED that a capital expenditure of not to exceed $500,000.00 be made to improve the efficiency of the existing fossil fuel heaters at the Kalama plant provided that the Executive Committee determines such expenditure to be warranted.

      There being no further business, the meeting was duly adjourned at 2:40 p.m.


                                        /s/ L. C. Macomber
                                        ---------------------------
                                            Secretary

ATTEST:


/s/ Ted W. Palmer
---------------------------
Chairman of the Board

                          MINUTES OF SPECIAL MEETING OF

                               BOARD OF DIRECTORS

                              KALAMA CHEMICAL, INC.


In accordance with the bylaws of Kalama Chemical, Inc., a Washington Corporation, and pursuant to the call of the Chairman, with notice having been given, a special meeting of the Board of Directors was held at 8:45 A.M. PDT on September 20, 1984 at the Company offices in Seattle, Washington. Present in person at the meeting were Ted W. Palmer, Chairman, and L.C. Macomber. Present by speaker phone so all could hear, were Robert A. Kirchner, Wayne H. Ostermiller, Thomas E. Copeland, and Edward L. White. Absent was Raymond H. Marks.

Upon motion duly made, seconded and unanimously passed, the following resolutions were adopted:

1. Sale of Lawrason's Chemicals, Ltd.

      RESOLVED, that the actions of the Executive Committee of the Corporation in negotiating the sale of 80% of the outstanding stock of Lawrason's Chemicals, Ltd. to Robert E. Karns and/or a corporation to be formed by him, be, and are hereby, ratified and approved; and,

      RESOLVED FURTHER, that the Chairman or the President of the Corporation and the Secretary, if necessary, be, and they are hereby, empowered and directed to do such acts and sign such documents an behalf of the Corporation as may be necessary or desirable to consummate said sale.

2. Amendment to Bylaws - Creating New Vice Presidential Post.

      RESOLVED, that Section (1) of ARTICLE V of the bylaws of the Corporation be, and is hereby, amended to read as follows:

      (1) Designations: The officers of the corporation shall be a:

      Chairman of the Board and Chief Executive Officer
      President and Chief operating Officer

      Vice President - Administration
      vice President - Engineering and Technical Services
      Vice President - Finance
      Vice President - Manufacturing and Maintenance
      Vice President - Marketing
      Secretary
      Treasurer


all of whom shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person, except the offices of Chairman of the Board and Chief Executive Officer and Secretary. In addition, there shall be such Assistant Secretaries and Assistant Treasurers as the Board may from time to time designate and appoint.

3. Appointment of Vice President - Finance and Treasurer.

      RESOLVED, that the Board does hereby accept the resignation of Paul H. Hitchcock from the position of Treasurer and does hereby elect John P. Fairman to fill the posts of Vice President - Finance and Treasurer, to hold those offices until the next annual Director meeting and until new officers have been elected and assumed office

There being no further business, the meeting was duly adjourned at 9:15 A.M.
PDT.


                                    /s/ L. C. Macomber
                                    ---------------------------
                                    Secretary

Attest:


/s/ Ted W. Palmer
---------------------------
Chairman

                    MINUTES OF MEETING OF BOARD OF DIRECTORS

                                       OF

                              KALAMA CHEMICAL, INC.

A regular quarterly meeting of the Board was called to order by the Chairman of the Board at 3:00 P.M. current local time, on September 17, 1985 at the Kalama Plant, Kalama, Washington. All members of the Board were present. Upon motion duly made, seconded and unanimously carried, the minutes of the regular meeting of the Board held on July 17, 1985 and the special meeting of the Board held on August 2, 1985 were approved as published.

The financial results of the Corporation's operations for the months of July and August, 1985 were reviewed and discussed with the Board.

Upon motions duly made, seconded, and unanimously carried, the following Resolutions were adopted:

1. RESIGNATION OF EDWARD L. WHITE

      RESOLVED, that the Board of Directors of Kalama Chemical, Inc. hereby accepts with regret the resignation of EDWARD L. WHITE and expresses its appreciation for his loyal and faithful service and his valuable contributions to the Company during his many years as a member of the Board.

2. AMENDMENT TO BYLAWS

      Following discussion and pursuant to Section (2) of Article IV of the bylaws, it was RESOLVED, that Section (1) of said Article be, and is hereby, amended to read as follows:

      1. Numbers and Powers: The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors, consisting of five persons, who shall be elected for a term of one year, and shall hold office until their successors are elected and qualified. Directors need not be shareholders or residents of the State of Washington. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such lawful acts and things as are not by statute or by the Articles of Incorporation or by the Bylaws directed or required to be exercised or done by the shareholders.

3. TOLUENE CONTRACT - YUKONG, LTD.

      RESOLVED, that the actions of Robert A. Kirchner in negotiating a two year contract for the purchase of toluene from Yukong, Ltd. , (formerly Korea Oil Corporation) in quantities of 10,000 to 15,000 tons per year are hereby confirmed, ratified, and approved.

4. TOLUENE CONTRACT - JAIA/MITSUSISHI CORPORATION

      RESOLVED, that Robert A. Kirchner is hereby authorized to negotiate and sign a contract with JAIA and/or Mitsubishi Corporation for future purchases of toluene in amounts to be determined.

5. DIVIDEND DECLARATION

      RESOLVED, that a cash dividend of two and one-half cents ($0.025) per share be paid by the Corporation on October 1, 1985 to all shareholders of record as of September 17, 1985.

Following discussion, the Board rescheduled its November meeting from Tuesday, November 12 to Thursday, November 14, to be held at the corporate office in Seattle.

There being no further business, the meeting was duly adjourned at 5:15 P.M.


                                    /s/ L. C. Macomber
                                    ---------------------------
                                    Secretary

Attest:


/s/ Ted W. Palmer
---------------------------
Chairman of the Board

                    MINUTES OF MEETING OF BOARD OF DIRECTORS

                                       OF

                              KALAMA CHEMICAL, INC.

      Pursuant to call by the President and to written notice on February 3, 1987, a regular meeting of the Board of Directors of the Corporation was held at 10:25 AM, February 18, 1987 at the headquarters of the Corporation, 1110 Bank of California Center, Seattle, Washington. All members of the Board were present.

      Ted W. Palmer acted as Chairman of the meeting and L. C. Macomber acted as Secretary.

      After calling the meeting to order the Chairman asked that the minutes of the last 3 meetings be read, which was done. Upon motion duly made, seconded and unanimously carried, the minutes of the regular Board meeting of November 11, 1986, the special Board meetings of November 14, 1986 and December 15, 1986 were approved as read.

      The Chairman then indicated that the first item of business was consideration of amending the Bylaws of the Corporation to increase the number of directors on the Board from five to eight. Following discussion, and upon motion duly made, seconded and unanimously carried, the following resolution-was duly adopted:

      "RESOLVED: That Section (1) of Article IV of the Bylaws be, and is hereby, amended to read as follows:

            "1. Numbers and Powers: The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors, consisting of eight persons, who shall be elected for a term of one year, and shall hold office until their successors are elected and qualified. Directors need not be shareholders or residents of the State of Washington. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such lawful acts and things as are not statute or by the Bylaws directed or required to be exercised or done by the shareholders."

      The Chairman indicated the next item of business to be consideration of the appointment of 3 additional Directors to fill the vacancies created by the amendment to the Bylaws. L. C. Macomber nominated John G. Cochrane, William C. Brown and Fred Shelton. There being no further nominations, and upon motion duly made and seconded, said persons were unanimously appointed to fill the vacancies until their successors be elected and qualified.

      The Chairman announced that the next item of business on the agenda was a report concerning the Corporation's financial affairs. John P. Fairman presented selected financial highlights reflecting the company's financial position at 12/31/86 compared to 6/30/86. Mr. Fairman also reviewed with the Board the Consolidated Statement of Income for the first 6 months of the fiscal year ending 12/31/86 as compared to budget for the period. Discussion ensued on various tax matters and their potential impact on financial results for the year. He further informed the Board that with regard to the present status of negotiations with Gemini Chemical in the disposition of Kalamals 50% interest in Seville Trading Co., Limited, an agreement has been drawn and furnished to Gemini for review and comment. Various Directors expressed their desire to have the matter concluded by March 31, 1987.

      The Chairman announced that the next item of business was consideration of authorizing the establishment of an Institutional Fund account with Merrill Lynch. Following discussion, and upon motion duly made, seconded and unanimously carried, the following resolution was adopted:

            "RESOLVED, that the Merrill Lynch Pierce Fenner & Smith form of Corporate authorization for opening and maintaining an account, a true and correct copy of the same being attached to these minutes and by reference made a part hereof, be, and is hereby, adopted and the Secretary of the Corporation is authorized to execute said resolution for and on behalf of the Corporation, and

            "FURTHER RESOLVED, that any two of the following persons: T. W. Palmer, Chairman, R. A. Kirchner, President, J. P. Fairman, Vice President Finance and L. C. Macomber, Vice President Administration are hereby authorized to execute transactions

            (limited to investment grade issues) as from time to time may be appropriate".

      The Chairman stated that the next item of business was consideration of a Resolution amending 401(k) Tax Deferred Savings Plan to permit company matching contributions on certain voluntary investment plan deposits. After discussion, and upon motion duly made, seconded and unanimously carried, the following resolution was duly adopted:

            "WHEREAS: The 1986 Tax Act has limited salary deferrals for participants in 401(k) plans to a maximum of $7,000 per year, and "WHEREAS: Because of that limitation, some employees could be precluded from participating to the maximum extent possible in the company match of 50% of the lst 6% of pay, now therefore, "BE IT
            RESOLVED: That employee contributions in excess of the $7,000 salary deferral limit will be classified as Voluntary Investment Plan deposits eligible or the company matching contributions as described above, and "FURTHER RESOLVED, that all other terms and conditions of the plan remain unchanged."

      The Chairman announced that the final item on the agenda was consideration of the declaration of a quarterly dividend. After discussion, and upon motion duly made, seconded and unanimously carried the following resolution was duly adopted:

            "RESOLVED, that a cash dividend of ten cents (.10) per share be paid by the Corporation on March 2, 1987 to shareholders of record as of February 18, 1987."

      There being no further business, the meeting was upon motion adjourned at 2:25 PM.


                                    /s/ L. C. Macomber
                                    ---------------------------
                                        Secretary

ATTEST:


/s/ Ted W. Palmer
---------------------------
Chairman

                     MINUTES OF ANNUAL SHAREHOLDERS MEETING

                                       of

                              KALAMA CHEMICAL, INC.

      Pursuant to notice, the Annual Meeting of Shareholders of the above Corporation was called to order by the Chairman of the Board at 3:30 P.M. local time on September 9, 1987 at the Meridien Hotel, 845 Burrard St., Vancouver, B.C., Canada. All Shareholders were mailed a notice of said meeting as evidenced by the Affidavit of Notice executed by the Secretary of the Corporation, which Affidavit is attached to these Minutes and by this reference made a part hereof.

      The Chairman of the Board declared a quorum to be present and pronounced the meeting officially open. Upon motion duly made, seconded, and unanimously passed, the Minutes of the Last Annual Meeting dated September 17, 1986 were approved as published.

      The Chairman of the Board then delivered his Annual Report for the fiscal year 1987, a copy of said report having been handed to all shareholders of the Corporation.

      The Chairman then declared the next order of business was the election of a Board of Directors and called for nominations for Seven (7) directors to serve for one year and until their successors are elected and qualified. Thereupon, Robert A. Kirchner, on behalf of management, nominated the following persons:

Ted W. Palmer, Robert A. Kirchner, L. C. Macomber, Wayne H. Ostermiller. John G. Cochrane, William C. Brown and Frederick J. Shelton. The Chairman of the Board called for further nominations, but, there being none, it was moved and seconded that nominations be closed. The question being called for, by voice vote, all Shareholders present, voted "aye". The Chairman of the Board declared the motion carried..

      Thereupon, a motion was made and seconded, that the Secretary be instructed to cast a unanimous ballot for the election of said Board of Directors of the Corporation. The question being called for, all Shareholders present, voted "aye". The Chairman of the Board thereupon declared the motion passed and stated that said Board of Directors would constitute the Board until the next Annual Meeting and until their successors had been duly elected and qualified.

      The Chairman then stated that the next order of business was consideration of proposed amendments to the Articles of Incorporation and Bylaws of the Corporation.

      Following discussion and upon motions duly made, seconded and unanimously passed, the following resolutions were adopted:

                                       I.

            RESOLVED: That the Articles of Incorporation of the Corporation be amended to eliminate the liability of each director of the Corporation to the Corporation or its shareholders for monetary dam-ages for conduct as a director to the extent authorized by Washington law; and

            BE IT FURTHER RESOLVED: That, to implement the foregoing resolution, the Articles of Incorporation of the Corporation be hereby amended by inserting after ARTICLE VII thereof a new ARTICLE VIII to read as follows:

                                  "ARTICLE VIII

                      "Limitation on Liability of Directors

            "No director of the corporation shall be personally liable to the corporation or its shareholders for, monetary damages for his or her conduct as a director on or after the date this Article becomes effective, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23A.08.450, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this

Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment of repeal."

                                       II.

            RESOLVED: That the Bylaws of the Corporation be amended to expand the power of the Corporation to indemnify its directors and officers to the extent authorized by Washington law; and

            BE IT FURTHER RESOLVED: That, to implement the foregoing resolution, the proposed amendment to the Bylaws of the Corporation presented to this meeting as Exhibit A be hereby adopted and approved.

                                      III.

            RESOLVED: That the form of Indemnity Agreement attached hereto as

            Exhibit B be and is hereby accepted and approved;

            BE IT FURTHER RESOLVED: That the officers of the Corporation be hereby authorized and directed (a) to do such further acts and deeds as may be necessary or desirable to implement the above Amendment to the Articles of Incorporation, including the filing of appropriate Article of Amendment with the Secretary of State, and (b) to enter into Indemnity Agreements on behalf of the Corporation with each of the Corporation's directors; and

            BE IT FURTHER RESOLVED: That the Secretary of this meeting be hereby directed to file said Exhibits A and B with the official minutes of this meeting.

            There being no further business to come before the meeting, upon motion made, seconded and unanimously carried, the meeting was adjourned at 4:00 P.M.


                                    /s/ L. C. Macomber
                                    ---------------------------
                                    Secretary

ATTEST:


/s/ Ted W. Palmer
---------------------------
Chairman

                              KALAMA CHEMICAL, INC.

                    Notice of Annual Meeting of Shareholders

                                September 9, 1987

      You are hereby notified that the annual meeting of the Shareholders of Kalama Chemical, Inc., a Washington Corporation (the "Corporation") will be held at 1:00 o'clock in the afternoon on Wednesday, September 9, 1987 at the Meridien Hotel, 845 Burrard Street, Vancouver, B.C. for the purpose of considering and acting upon the following matters:

      1. The election of seven directors of the Corporation to serve for the ensuing year and until their successors are elected and qualified;

      2. The amendment of the articles of incorporation and bylaws of the Corporation changing the standard of conduct for directors and broadening the indemnification provisions of the Corporation's bylaws, all in accordance with new legislation regarding corporations in the State of Washington; and

      3. Such other matters, if any, which may properly come before the meeting.

                                    By order of the Board of Directors


                                    /s/ L. C. Macomber
                                    ---------------------------
                                    L.C. Macomber, Secretary

DATED:  August 24, 1987

                                    EXHIBIT A


                                AMENDMENT TO THE
                                     BYLAWS
                                       OF

                              KALAMA CHEMICAL, INC.

      The Bylaws of the Corporation are hereby amended by striking out ARTICLE IX thereof and substituting therefor a new ARTICLE IX to read as follows:

                                   ARTICLE IX

                          Indemnification of Officers,
                         Directors, Employees and Agents

            (1) Definitions:

            As used in this Article:

                  (a) "Action" means any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative.

                  (b) "Another Enterprise" means a corporation (other than the Corporation), partnership, joint venturer trusts association, committee, employee benefit plan or other group or entity.

                  (c) "Corporation" means KALAMA CHEMICAL, INC. and any predecessor to it and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

                  (d) "Director or Officer" means each person who is serving or who has served as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partners trustee, employee or agent of Another Enterprise.

                  (e) "Indemnitee" means each person who was, is or is threatened to be made a party to or is involved (including without limitation, as a witness) in an Action because the person is or was a Director or Officer of the Corporation.

                  (f) "Loss" means loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by Indemnitee in connection with an Action.

            (2) Right to Indemnification: The Corporation shall indemnify and hold each Indemnitee harmless against any and all Loss except for Losses arising out of: (a) the Indemnitee's act or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnitee's approval of certain distributions or loans by such indemnitee which are finally adjudged to be in violation of RCW 23A.08.450, or (c) any transaction in which it is finally adjudged that the indemnitee personally received a benefit in money, property or services to which the Indem-nitee was not legally entitled. Except as provided in Section 4 of this Article, the Corporation shall not indemnify an Indemnitee in connection with an Action (or part thereof) initiated by the indemnitee unless such Action (or part thereof) was authorized by the board of directors of the Corporation. If, after the effective date of this Article, the Washington Business Corporation Act is amended to authorize further indemnification of directors or officers, then Directors and officers of this Corporation shall be indemnified to the fullest extent permitted by the Wash-ington Business Corporation Act, as so amended.

            (3) Burden of Proof, Procedure for Payment and Notification of
Shareholders:

                  (a) The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (including a claim for expenses incurred in defending any Action in advance of its final disposition, where the undertaking in (b) below has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

                  (b) The right to indemnification conferred in this Article shall include the right to be paid by the Corporation all expenses (including attorneys' fees) incurred in defending any Action in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an Action shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Article or otherwise.

                  (c) Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders' meeting or prior thereto in a written report containing a brief description of the proceeding

            (4) Right of Indemnitee to Bring Suit: If a claim under this Articles not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, its shareholders or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

            (5) Nonexclusivity of Rights: The right to indemnification and the payment of expenses incurred in defending an Action in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

            (6) Insurance, Contracts and Funding: The Corporation may maintain insurance, at its expenses to protect itself and any Director, Officer, employee or agent of the Corporation or Another Enterprise against any expenses liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may, without further corporate action, enter into contracts with any Director or Officer of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

            (7) Indemnification of Employees and Agents of the Corporation: The Corporation may by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of an Action to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

            (8) Contract Right: Rights of indemnification under this Article shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right upon which each Director or Officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director or Officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

            (9) Severability: If any provision of this Article or any

application thereof shall be invalid, unenforce-able or contrary to applicable law, the remainder of this Article, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

                              KALAMA CHEMICAL, INC.

                       MINUTES OF ANNUAL DIRECTORS MEETING

                                  June 19, 1990

The annual meeting of the Board of Directors of the Corporation was called to order by Chairman William C. Brown at 1:20PM on June 19, 1990 at the offices of Chatterton Petro-chemical Corporation, Delta, B.C. L.C. Macomber acted as Secretary.

Present:

                        William C. Brown
                        Peter A. Chernizvsky
                        James W. Hudson
                        Robert A. Kirchner
                        L. C. Macomber
                        Wayne E. Ostermiller
                        Frederic J. Shelton

Absent:                 None

Minutes of Previous Meeting

Upon motion made, seconded and unanimously carried, the minutes of the annual directors meeting of September 18, 1989 were approved is published.

Amendments to Bylaws

The Chairman stated that the first order of business would be consideration of proposed amendments to the Corporation's bylaws, specifically Sections 1,2,3 and 4 of Article V and the addition of a new Section 5 of Article V.

There followed a brief discussion of the Corporation's officer designations and the extent to which changes, additions, or modifications would be appropriate to reflect the current operating structure.

Upon motion duly made, seconded and unanimously, carried, the following resolutions were adopted.

RESOLVED: that sections (1), (2), (3) and (4) of Article V of the bylaws Of the Corporation be and they are hereby amended and Section (5) is added to read as follows:

      (1) Designations: the officers of the Corporation shall be a:

      Chairman
      President
      Executive Vice President-Research & Business Development
      Vice President-Administration
      Vice President-Commercial Operations
      Vice President-Engineering and Technical Services
      Vice President-Finance
      Vice President-Manufacturing & Maintenance

      (2) Chairman: the Chairman shall preside at all meetings of shareholders and directors and still perform all such other duties as are consistent to his office.

      (3) President: the President shall have general supervision of the Corporation and during the absence or disability of the Chairman shall exercise all of the functions of the Chairman. The President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board.

      (4) Executive Vice President: The Executive Vice President shall direct all research activities and new product and process development. The Executive Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board.

      (5) Vice Presidents: during the absence or disability of the President or Executive Vice President, the Vice Presidents in the order designated by the Board shall exercise all the functions of the President and Executive Vice President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board.

RESOLVED: Pursuant to Section (9) of Article V of the bylaws of the Corporation, there is hereby created the office of Executive Vice President with responsibility for all research activities, new products and process development for this Corporation and Chatcercon Petrochemical Corporation, a sister company.

Election of Officers

Following adoption of the amendments to the bylaws, the Chairman stated the next order of business to be election of officers to hold office until the next annual meeting of Directors and until new officers have been elected and assumed office.

Upon motion duly made, seconded and unanimously carried, the following persons were elected to the respective offices set opposite their names.

     Chairman                                      William C. Brown
     President                                     Robert A. Kirchner
     Executive Vice President-Research &
      Business Development                         Frederic J. Shelton
     Vice President-Administration &
      Secretary                                    L. C. Macomber
     Vice President-Commercial Operations          William M. Ashman
     Vice President-Engineering & Technical
       Services                                    Jarl L. Opgrande
     Vice President-Finance & Treasurer            John P. Fairman

     Vice President-Manufacturing &
       Maintenance                                 Wayne H. Ostermille
     Vice President-Marketing                      James H. Harris

Thereupon each of the elected officers assumed his respective office.

Appointment of auditors

Upon motion duly made, seconded and unanimously carried the accounting firm of Peat Marwick was appointed to furnish audit services to the Corporation for the fiscal year of 1990.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the meeting was adjourned at 1:30PM.


                                    /s/ L. C. Macomber
---------------------------         ---------------------------
Chairman                            Secretary


----------------
Date

                              KALAMA CHEMICAL, INC.

                     Minutes of Annual Shareholders Meeting

                                January 18, 1993

Pursuant to notice, the annual meeting of shareholders of the above Corporation was called to order by Chairman Wil-liam C. Brown at 2:15PM local time on January 18, 1993 at the offices of B.C. Sugar, 123 Rogers Street, Vancouver, B.C. Shareholders representing 100% of the outstanding shares of the Corporation were present.

Upon motion duly made, seconded and unanimously passed, the minutes of the last annual meeting dated January 15, 1992 were approved as published.

The Chairman declared the first order of business to be consideration of an amendment to decrease the number of directors on the Board of Directors to three. Following discussion and upon motion duly made, seconded and unanimously carried,

IT WAS RESOLVED:

      That Section (1) of Article IV of the bylaws be and is hereby amended to read as follows:

      "Numbers and Powers: The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors, consisting of three persons, who shall be elected for a term of one year, and shall hold office until their successors are elected and qualified. Directors need not be shareholders or resident of the State of Washington. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such lawful acts and things as are not statute or by the Bylaws directed or required to be exercised or done by the shareholders."

Upon motion duly made, seconded and unanimously the following persons were elected to serve as directors of the Corporation until the next annual meeting and until their successors have been elected and qualified.

                  William C. Brown
                  James W. Hudson
                  Robert A. Kirchner

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the meeting was adjourned.


/s/ William C. Brown                /s/ L. C. Macomber
---------------------------         ---------------------------
Chairman                            Secretary


25/02/93
----------------
Date